INDEPENDENCE CONTRACT DRILLING, INC. PERFORMANCE UNIT AWARD AGREEMENT Return on Invested Capital Grantee: _________ 1. Grant of Performance Unit Award. (a) As of _______________ (the “ Effective Date ”), the date of this agreement (this “ Agreement ”), Independence Contract Drilling, Inc., a Delaware corporation (the “Company ”), hereby grants to the Grantee (identified above) _______ restricted stock units (the “ RSUs ”) pursuant to the Amended and Restated Independence Contract Drilling, Inc. 2019 Omnibus Incentive Plan, as may be amended from time to time (the “ Plan ”). The number of RSUs hereunder that are considered target RSUs shall be ______ (the “ Target RSUs ”). The RSUs represent the opportunity to receive a number of shares of Common Stock of the Company based upon satisfaction of certain ROIC targets and the “Payout Multiplier ” as defined in Exhibit A, subject to Exhibit C. The actual number of shares of Common Stock that may be issued pursuant to the terms of this Agreement will be between 0% and 200% of the number of Target RSUs (as determined in Exhibit A). (b) To determine the number, if any, of RSUs that shall be deemed earned (“ Earned RSUs ”), the methodology on Exhibit A shall be followed, subject to Exhibit C. It is understood that Earned RSU’s are also subject to a three-year time-based vesting requirement that begins on the Effective Date, as described in paragraph 3 below. 2. Definitions. Exhibits A, B and C are incorporated into this Agreement by reference. Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the Plan, or as set forth in Exhibits A, B and C. In the event of a conflict between the terms of the Plan and terms of this Agreement, the terms of the Plan shall control. 3. Vesting and Forfeiture. Subject to Grantee’s continued employment with the Company or its affiliates (the “ Company Group ”), and subject further to Exhibits A, B and C, and any change of control or employment agreement between Grantee and a member of the Company Group, only RSUs that become Earned RSUs shall have the opportunity to vest, and Earned RSUs shall vest, if at all, on the third anniversary of the Effective Date (the “ Vesting Date ”). Additionally, except to the extent a change of control or employment agreement between Grantee and a member of the Company Group provides otherwise, a failure of Grantee to continue his or her employment through the Vesting Date shall result in an immediate and automatic forfeiture of outstanding RSUs and Earned RSUs under this Agreement. 4. Purchase Price. No consideration shall be payable by the Grantee to the Company for the RSUs. 1 HOU:3760738.2

5. Restrictions on RSUs and Settlement of Vested RSUs. (a) No Dividend Equivalents are granted with respect to any RSUs. (b) The Company shall settle vested Earned RSUs within 30 days of the date such Earned RSUs become vested in accordance with Section 3, above. Each vested Earned RSU shall entitle the Grantee to receive one share of Common Stock. (c) Nothing in this Agreement or the Plan shall be construed to: (i) give the Grantee any right to be awarded any further RSUs or any other Award in the future, even if RSUs or other Awards are granted on a regular or repeated basis, as grants of RSUs and other Awards are completely voluntary and made solely in the discretion of the Committee; (ii) give the Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any Affiliate; or (iii) confer upon the Grantee the right to continue in the employment or service of the Company or any Affiliate, or affect the right of the Company or any Affiliate to terminate the employment or service of the Grantee at any time or for any reason. (d) The Grantee shall not have any voting rights with respect to the RSUs. 6. Independent Legal and Tax Advice. Grantee acknowledges that the Company has advised Grantee to obtain independent legal and tax advice regarding the grant, holding, vesting and settlement of the RSUs in accordance with this Agreement and any disposition of any such Awards or the shares of Common Stock issued with respect thereto. 7. Reorganization of Company. The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue or bonds, debentures, preferred stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Except as otherwise provided herein, in the event of a Corporate Change as defined in the Plan, Section 4.5 of the Plan shall be applicable. 8. Investment Representation. Grantee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any shares of stock issued to Grantee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Grantee agrees that the Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares of Stock hereunder to comply with any law, rule or regulation that applies to the shares subject to this Agreement. 9. No Guarantee of Employment. This Agreement shall not confer upon Grantee any right to continued employment with the Company or any Affiliate thereof. 2 HOU:3760738.2

10. Withholding of Taxes. The Company or an Affiliate shall be entitled to satisfy, pursuant to Section 16.3 of the Plan, any and all tax withholding requirements with respect to RSUs. 11. General. (a) Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable. Notices shall be effective upon receipt. (b) Transferability of Award. The rights of the Grantee pursuant to this Agreement are not transferable by Grantee. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Grantee or any permitted transferee thereof. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the RSUs, prior to the lapse of restrictions, that does not satisfy the requirements hereunder shall be void and unenforceable against the Company. (c) Amendment and Termination. No amendment, modification or termination of this Agreement shall be made at any time without the written consent of Grantee and the Company. (d) No Guarantee of Tax Consequences. The Company and the Committee make no commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for compensation or benefits under this Agreement. The Grantee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the granting, vesting and settlement of RSUs pursuant to the Plan and this Agreement and the disposition of any Common Stock acquired thereby. (e) Section 409A. The award of RSUs hereunder is intended to either comply with or be exempt from Section 409A, and the provisions of this Agreement shall be administered, interpreted and construed accordingly. If the award of RSUs is not exempt from Section 409A and the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Grantee has a “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, then notwithstanding the provisions of this Agreement, any transfer of shares or other compensation payable on account of Grantee’s separation from service that constitute deferred compensation under Section 409A shall take place on the earlier of (i) the first business day following the expiration of six months from the Grantee’s separation from service, or (ii) such earlier date as complies with the requirements of Section 409A. To the extent required under Section 409A, the Grantee shall be considered to have terminated employment with the Company or its affiliates (the “Company Group”) when the Grantee incurs a “separation from service” with respect to the Company Group within the meaning of Section 409A(a)(2)(A)(i) of the Code. (f) Severability. In the event that any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall 3 HOU:3760738.2 not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included therein. (g) Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Grantee regarding the grant of the RSUs covered hereby. (h) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law. (i) No Trust or Fund Created. This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliates pursuant to this Agreement, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate. (j) Clawback Provisions. Notwithstanding any other provisions in this Agreement or the Change of Control Agreement to the contrary, any incentive-based compensation, or any other compensation, payable pursuant to this Agreement or any other agreement or arrangement with the Company or an affiliate which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or an affiliate pursuant to such law, government regulation or stock exchange listing requirement). (k) Restrictive Covenants. Grantee agrees to the restrictive covenants contained in Exhibit D to this Agreement. (l) Other Laws. The Company retains the right to refuse to issue or transfer any Stock if it determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle the Company to recover under Section 16(b) of the Securities Exchange Act of 1934. (m) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee. [SIGNATURES ON NEXT PAGE] 4 HOU:3760738.2

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has hereunto executed this Agreement as of the date set forth above. INDEPENDENCE CONTRACT DRILLING, INC. By: Name: Title: Address for Notices: Independence Contract Drilling, Inc. 20475 Hwy 249, Suite 300 Houston, Texas 77070 Attn: Chief Executive Officer GRANTEE Address for Notices: Executive’s then current address shown in the Company’s records. 5 HOU:3760738.2

Exhibit A RETURN ON INVESTED CAPITAL 1. Performance Targets ROIC Entry OA Target (Multiplier = .01% (Multiplier = 200% (Multiplier = Target) Target) 100% Target ) Performance __% __% __% Period One: Fiscal (80% of Target) (120% of Target) Year Ended ____ Performance ___% __% Period Two: Fiscal ___% (80% of Target) (120% of Target) Year Ended ____ Performance Period Three: ___% ___% __% Fiscal Year Ended (80% of Target) (120% of Target) ___ Performance ___% ___% Period Four: Three ___% (80% of Target) (120% of Target) Years Ended____ 2. Definitions a. Average Invested Capital means the sum of Invested Capital at the beginning of the measurement period and Invested Capital at the end of the applicable measurement period divided by two. b. Invested Capital means Stockholders Equity plus short and long-term debt less cash c. Non-Operating Expenses means without duplication during any Performance Period, interest expense, gain or loss on dispositions of assets, non-cash asset impairments, merger or acquisition expenses (so long as such impairment does not relate to an asset acquired during the applicable Performance Period) or other non-routine charges incurred during the applicable Performance Period as the Committee may determine is appropriate to include as Non-Operating Expenses during the applicable Performance Period. d. ROIC means the ratio calculated by dividing NOPAT during the applicable measurement period by Average Invested Capital. 1 HOU:3760738.2

e. NOPAT means pretax net income during the applicable measurement period plus Non- Operating Expenses during the applicable measurement period minus cash taxes paid during the applicable measurement period 3. Committee Methodology . a. The RSUs vested and earned shall be divided into four performance periods. b. For purposes of determining the Company’s ROIC during any particular performance period, the Committee shall calculate ROIC each calendar quarter (each a measurement period) within such Performance Period, with ROIC for the applicable Performance Period equaling the average ROIC for each of the quarterly measurement periods during the Performance Period. c. For the applicable Performance Period, calculate the number of Earned RSUs for such Performance Period as follows (for the avoidance of doubt, Earned RSUs are not vested and will not become vested RSU’s until the vesting restrictions set forth in the Performance Unit Agreement are met): i. Performance Period One : Calculate ROIC for Performance Period One. Multiply 1/3 of the Target RSUs by the Multiplier, with such answer being the Earned RSUs for Performance Period One. i. Performance Period Two : Calculate ROIC for Performance Period Two. Multiply the 1/3 of the Target RSUs by the Multiplier, with such answer being the Earned RSUs for Performance Period Two. ii. Performance Period Three : Calculate ROIC for Performance Period Three. Multiply 1/3 of the Target RSUs by the Multiplier, with such answer being the Earned RSUs for the Performance Period Three. iii. Performance Period Four : Calculate ROIC for Performance Period Four. Multiply the Target RSUs by the Multiplier, with such answer, reduced by the amount of Earned RSU’s attributable to the other Performance Periods (but not reduced below zero) being the Earned RSUs for Performance Period Four. d. Determine the number of Vested RSUs, which shall equal the sum of the Earned RSUs for Performance Periods One, Two, Three and Four calculated pursuant to paragraph c above. e. If any calculation with respect to the number of RSUs that are earned, and thus the number of shares of Common Stock to be issued hereunder would result in a fractional share, the 2 HOU:3760738.2 number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. f. All calculations shall be based upon the consolidated financial statements of the Company, prepared in accordance with generally accepted accounting principles applied on a consistent basis. g. For actual results achieved between Entry, Target and OA thresholds, the Multiplier for purposes of determining number of awards earned during the applicable period shall be calculated through interpolation. 3 HOU:3760738.2

Exhibit B Certain Definitions . 1. Change of Control shall mean A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act ”)) (a “ Person ”) of beneficial ownership (within the meaning of Rule 13d- 3 promulgated under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of common stock or membership interests of the Company (the “Outstanding Company Common Stock ”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or managers (the “ Outstanding Company Voting Securities ”); provided, however, that for purposes of this subsection A, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company or any acquisition by the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (3) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection C of this definition; or B. Individuals, who, as of the date hereof constitute the Board (the "Incumbent Board ") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders or members, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for purpose of this subsection B, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or C. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a " Corporate Transaction ") in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from 1 HOU:3760738.2 such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or D. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation would be subject to the income tax under Section 409A if the foregoing definition of “Change of Control” were to apply, but would not be so subject if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under Section 409A, a transaction or circumstance that satisfies the requirements of both (1) a Change of Control under the applicable clauses (A) through (D) above, as applicable, and (2) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5). * * * * * 2 HOU:3760738.2

Exhibit C Change of Control. 1. RSUs Becoming Earned RSUs. If prior to the expiration of any applicable Performance Period, a Change of Control occurs, and the Grantee has remained continuously employed by the Company Group from the Effective Date to the date of such Change of Control, then, notwithstanding any other provision of this Agreement to the contrary, a portion of the outstanding Target RSUs that have not previously converted to Earned RSUs shall automatically and immediately become Earned RSUs on the date of such Change of Control determined by the following: a. If the Change of Control occurs prior to the expiration of Performance Period II, all Target RSUs (to the extent not previously forfeited) shall be included in the below fraction to determine what portion of the RSUs are Earned RSUs. b. If the Change of Control occurs prior to the expiration of Performance Period II, 75% of Target RSUs (to the extent not previously forfeited) shall be included in the below fraction to determine what portion of the RSUs are Earned RSUs. c. If the Change of Control occurs prior to the expiration of Performance Period III and IV, 50% of the Target RSUs (to the extent not previously forfeited) shall be included in the below fraction to determine what portion of the RSUs are Earned RSUs. The fraction (not greater than 1) to be utilized in the above calculations shall be determined as follows: the numerator being the number of months (not including any partial months) that have elapsed since the Effective Date to the date of the Change of Control, and the denominator being the total number of months in the period beginning on the Effective Date and ending on the third anniversary of the Effective Date.. 2. Earned RSUs Becoming Vested. If a Change of Control occurs and the Grantee has remained continuously employed by the Company Group from the Effective Date to the date of such Change of Control, then, notwithstanding any other provision of this Agreement to the contrary, all Earned RSU’s (determined after calculating 1, above) shall vest on the date of such Change of Control. It is understood that to the extent a Change of Control occurs after an applicable Performance Period, any Earned RSUs relating to such previously occurring Performance Period (as determined by the Committee pursuant to Exhibit A) shall be considered, in addition to the Earned RSUs calculated pursuant to paragraph 1 above, Earned RSUs for purposes of this paragraph 2. * * * * * 1 HOU:3760738.2

Exhibit D Restrictive Covenants In consideration for the grant of RSU’s hereunder, which are expected to vest during Grantee’s employment with the Company Group over the vesting period, as well as the protection of the Company Group’s goodwill and Confidential Information, Grantee agrees to the following: (a) Certain Definitions. For purposes of this Exhibit D, the following terms shall have the following meanings: (i) Cause ” shall mean Grantee’s: A. willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company; B. willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company Group amounting to gross negligence or willful misconduct; C. misappropriation of funds or property of the Company Group or committing any fraud against the Company Group or against any other person or entity in the course of employment with the Company Group; D. misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company Group or to the benefits of which the Company Group is entitled; E. conviction of a felony involving moral turpitude; F. willful failure to comply in any material respect with the terms of this Agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; G. chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which Grantee fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing Grantee’s duties and responsibilities. 1 HOU:3760738.2

For purposes of this definition, no act, or failure to act, by Grantee will be considered “willful” if done, or omitted to be done, by Grantee in good faith and in the reasonable belief that the act or omission was in the best interest of the Company or required by applicable law. Any termination during the Employment Term by the Company for Cause shall be communicated by Notice of Termination to the Grantee. For purposes of this Agreement, a “Notice of Termination ” means a written notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Grantee’s employment for “Cause” The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder. (ii) “Confidential Information ” means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company Group, that is not generally known to persons engaged in a business similar to that conducted by the Company Group, whether produced by the Company Group or any of its consultants, agents or independent contractors or by Grantee, and whether or not marked confidential. Confidential information does not include information that (1) at the time of disclosure is, or thereafter becomes, generally available to the public, (2) prior to or at the time of disclosure was already in the possession of Grantee, (3) is obtained by Grantee from a third party not in violation of any contractual, legal or fiduciary obligation to the Company Group with respect to that information or (3) is independently developed by Grantee, but not including the confidential information provided by the Company Group. (iii) “Restricted Business ” means any the oil and natural gas land contract drilling business conducted in the United States of America. (b) Nondisclosure of Confidential Information. Grantee shall hold in a fiduciary capacity for the benefit of the Company Group all Confidential Information which shall have been obtained by Grantee during Grantee’s employment and shall not use such Confidential Information other than within the scope of Grantee’s employment with and for the exclusive benefit of the Company Group. Following any termination of employment with the Company Group, Grantee agrees (i) not to communicate, divulge or make available to any person or entity (other than the Company Group) any such Confidential Information, except (A) upon the prior written authorization of the Company Group, (B) as may be required by law or legal process, (C) as reasonably necessary in connection with the enforcement of any right or remedy related to this Agreement, or (D) unless no longer Confidential Information, and (ii) to deliver promptly to the 2 HOU:3760738.2

Company Group any Confidential Information in Grantee’s possession, including any duplicates thereof and any notes or other records Grantee has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Grantee to disclose or otherwise make available any Confidential Information then Grantee shall, to the extent practicable, give the Company prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings. (c) Limited Covenant Not to Compete. In the event Grantee’s employment is terminated by Grantee for any reason or by the Company Group for Cause, Grantee agrees that during the period beginning on the date of such termination and ending on the twelve (12) month anniversary of the date of such termination: (i) Grantee shall not, directly or indirectly, for himself or others, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, that is engaged, directly or indirectly, in the United States in the Restricted Business; provided, however , that the restrictions contained herein shall not restrict (A) the acquisition by Grantee of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business or (B) Grantee from being employed by an entity in which the majority of such entity’s revenues on a consolidated basis determined in accordance with generally accepted accounting principles are from activities and businesses that do not constitute a Restricted Business and provided that Grantee is only employed by and engaged with divisions and units of such entity that are not engaged in the Restricted Business; and (ii) Grantee shall not, directly or indirectly (A) solicit any individual, who, at the time of time of such solicitation is an employee of the Company Group, to leave such employment or hire, employ or otherwise engage any such individual (other than employees of the Company Group who respond to general advertisements for employment in newspapers or other periodicals of general circulation (including trade journals)), or (B) cause, induce or encourage any material actual or prospective client, customer, supplier, landlord, lessor or licensor of the Company Group to terminate or modify any such actual or prospective contractual relationship that exists on the date of termination of employment. For purposes of clarity, it is understood that the provisions of this paragraph D are not applicable if Grantee’s employment with the Company Group is terminated by the Company Group without Cause. 3 HOU:3760738.2

In addition, it is understood that the provisions of this paragraph C shall terminate in all respects on the fourth anniversary of the date of the Agreement to which this Exhibit D is a part. (d) Injunctive Relief; Remedies. The covenants and undertakings contained in this Exhibit D relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Exhibit D will cause irreparable injury to the Company Group, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Exhibit D may be inadequate. Therefore, notwithstanding anything to the contrary, the Company will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of any provision of this Exhibit C without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Exhibit C are cumulative and in addition to any other rights and remedies which the Company Group may have hereunder or at law or in equity. The parties hereto further agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a time period, a specified business limitation or any other relevant feature of this Exhibit D is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party. (e) Governing Law of this Exhibit D; Consent to Jurisdiction. Any dispute regarding the reasonableness of the covenants and agreements set forth in this Exhibit C, or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the state of Texas, without regard to conflict of law provisions thereof, and, with respect to each such dispute, the Company and Grantee each hereby irrevocably consent to the exclusive jurisdiction of the State of Texas for resolution of such dispute, and further agree that service of process may be made upon Grantee in any legal proceeding relating to this Exhibit D by any means allowed under the laws of such state. (f) Grantee’s Understanding of this Section. Grantee hereby represents to the Company that Grantee has read and understands, and agrees to be bound by, the terms of this Exhibit D. Grantee acknowledges that the geographic scope and duration of the covenants contained in Exhibit C are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Grantee and the length of time it would take the Company Group to find and train a suitable replacement, (ii) the nature and wide geographic scope of the operations of the Company Group, (iii) Grantee’s level of control over and contact with the Company Group’s business and operations in all jurisdictions where they are located, and (iv) the fact that the Restricted Business is potentially conducted throughout the geographic area where competition is restricted by this Agreement. It is the desire and intent of the parties that the 4 HOU:3760738.2 provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Exhibit D invalid or unenforceable. 5 HOU:3760738.2